Consent of Independent Auditors


The Board of Trustees and Shareholders of
Aetna Variable Encore Fund:


We consent to the use of our report dated February 13, 1998 incorporated by reference in this Post Effective Amendment No. 43 to Registration Statement (No. 2-53038) and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.


                                        /s/ KPMG Peat Marwick LLP
                                            -----------------------------------
                                            KPMG Peat Marwick LLP

Hartford, Connecticut
April 27, 1998